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                                                                     EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-11249) pertaining to the First USA Paymentech, Inc. Retirement Savings Plan, the Registration Statement (Form S-8 No. 333-06979) pertaining to the First USA, Inc. Deferred Compensation Plan, the Registration Statement (Form S-8 No. 333-02786) pertaining to the First USA Paymentech, Inc. Amended and Restated 1996 Stock Option Plan and the First USA Paymentech Inc. Amended and Restated 1996 Restricted Stock Plan, the Registration Statement (Form S-8 No. 333-17645) pertaining to the Employee Stock Purchase Plan of First USA Paymentech, Inc., the Registration Statement (Form S-4 No. 333-24859) and related Prospectus of First USA Paymentech, Inc. for the registration of 4,000,000 shares of its common stock, the Registration Statement (Form S-3 No. 333-32697) and related Prospectus of First USA Paymentech, Inc. for the registration of 360,000 shares of its common stock, the Registration Statement (Form S-3 No. 333-60349) and related Prospectus of Paymentech, Inc. for the registration of 67,289 shares of its common stock, the Registration Statement (Form S-8 No. 333-49519) pertaining to the Paymentech, Inc. 1996 Amended and Restated Stock Option Plan, and the Registration Statement (Form S-8 No. 333-57817) pertaining to the Employee Stock Purchase Plan of Paymentech, Inc. of our report dated July 23, 1998, with respect to the consolidated financial statements of Paymentech, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended June 30, 1998.

                                          /s/ Ernst & Young LLP

Dallas, Texas
September 23, 1998